Exhibit 99.1

Company Contact:	IR Agency Contact:
Investor Relations	Becky Herrick
408-952-8402	415-433-3777
investorrelations@raesystems.com	bherrick@lhai.com
RAE Systems Reports Third Quarter 2008 Results
•	Reports Revenue of $28.8 Million, Up 14% over Third Quarter 2007

•	Delivers Net Income of $0.01 per Share

•	Statement on Audit Committee Investigation of Potential FCPA Violations
SAN JOSE, Calif. — November 5, 2008 — RAE Systems Inc. (NYSE Alternext: RAE), a leading global developer and manufacturer of rapidly deployable, multi-sensor chemical and radiation detection monitors and networks for industrial applications and homeland security, reported financial results and business highlights for the third quarter and nine months ended September 30, 2008.
Third Quarter 2008 Financial Results
For the third quarter of 2008, RAE Systems reported revenue of $28.8 million, a 14 percent increase, compared with revenue of $25.3 million for the same quarter in 2007, and a 17 percent increase over second quarter 2008 revenue of $24.7 million. The growth reflects large key third quarter sales to the United States National Guard to equip 57 Civil Support teams and to the Beijing, China International Airport as part of the security preparations for the 2008 Beijing Olympics. Regional revenues were as follows: 45% for the Americas, 41% for Asia, and 14% for Europe and the rest of the rest of the world.
Gross margin for the quarter was 55 percent, compared with 53 percent for the third quarter of 2007. Total operating expenses were $14.4 million, which included $2.5 million related to ongoing expenses of the Board of Directors Audit Committee investigation (see below), for the third quarter of 2008, compared with $12.2 million for the third quarter of 2007. Net income for the third quarter of 2008 was $554,000, or $0.01 per share, compared with a net loss of $2.4 million, or $0.04 per share for the third quarter of 2007.

Nine Months Ended September 30, 2008 Financial Results
Revenue was $71.4 million for the nine months ended September 30, 2008, compared to $63.3 million for the nine months ended September 30, 2007, representing a year-over-year increase of $8.1 million, or 13 percent. The net loss for the nine months ended September 30, 2008 was $2.2 million, or $0.04 per share, compared with a net loss of $7.2 million, or $0.12 per share, for the nine month period ended September 30, 2007.
Robert Chen, RAE Systems chief executive officer, said, “We are focused on delivering energy, infrastructure and environmental safety solutions worldwide, while maintaining cost controls. The company is well positioned in the markets we serve, and we have a strong global brand that has been augmented with a number of new products. We believe our technical lead in the wireless sensor domain supports our future growth plans, particularly in the global energy markets. However, the recent slow-down in sales activity in our Asia markets has impacted our fourth quarter outlook; therefore, we have revised our full year 2008 revenue guidance to be in the range of $92 million to $94 million.”
Board of Directors Audit Committee Investigation
During 2008, the RAE Systems internal audit department identified certain payments and gifts made by certain personnel in the company’s China operations that may have violated the Foreign Corrupt Practices Act (FCPA). Following this discovery, the Audit Committee of our Board of Directors initiated an independent investigation. RAE Systems has made a voluntary disclosure to the United States Department of Justice (DOJ). The company has also implemented additional policies and controls with respect to compliance with the FCPA. The company is cooperating with the DOJ in connection with their reviews of the matter and is seeking to achieve a negotiated resolution of all matters pertaining to the transactions in question. The FCPA and related statutes and regulations provide for potential monetary penalties, criminal sanctions and in some cases debarment from doing business with the U.S. federal government in connection with FCPA violations. However, the final outcome of this or any future government investigation cannot be predicted with certainty. Any such matter could have a material adverse affect on the company’s business, financial condition, results of operation and future prospects.
Third Quarter 2008 Business Highlights
•	Won AreaRAE orders from United Arab Emirates and Qatar for oil and gas downstream applications.

•	Selected by Vopak, among the largest independent storage tank service suppliers for crude oil and mineral products in Europe and the Middle East, to provide the AreaRAE wireless gas detection system to protect its storage tank farm in Fujairah Terminal (UAE).

•	Received orders in Qatar, Kuwait and the United States for the UltraRAE 3000 benzene monitor and ToxiRAE PID.

•	Selected in Australia for the use of the QRAE2 for the detection of explosive gases.

•	Delivered products to support both of the U.S. presidential nominating conventions in Minneapolis and Denver.

•	Received orders from the Jacksonville, Florida Sheriffs Department, the State of South Carolina, the State of Rhode Island, and Oakridge National Laboratories.

•	Received radiation and gas detection orders from six additional airports in China.

•	Selected by the U.S. Army in Europe to provide the AreaRAE for base protection operations.

•	Selected by two municipalities in Spain to provide the MultiRAE Plus for toxic gas detection.
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable sensor networks that enable customers to identify safety and security threats in real time. Products include multi-sensor chemical detection, wireless gas detection, radiation and digital video monitoring networks for energy production and refining, industrial and environmental safety, and public and government first responder security sectors. RAE Systems’ products are used in over 65 countries by many of the world’s leading corporations and by many U.S. government agencies. For more information about RAE Systems, please visit www.RAESystems.com.
Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.
[Tables to Follow]

RAE Systems Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and par value data)
(unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$14,768	$15,906
Trade notes receivable	1,659	2,793
Accounts receivable, net of allowances of $2,944 and $2,060, respectively	21,893	22,749
Accounts receivable from affiliate	55	21
Inventories	20,180	17,542
Prepaid expenses and other current assets	4,433	2,930
Income taxes receivable	1,944	2,069

Total current assets	64,932	64,010

Property and equipment, net	12,366	12,258
Intangible assets, net	3,317	3,827
Goodwill	3,354	3,143
Investments in unconsolidated affiliates	398	425
Other assets	2,866	1,680

Total assets	$87,233	$85,343

LIABILITIES, MINORITY INTEREST IN CONSOLIDATED ENTITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,800	$6,071
Accounts payable to affiliate	436	411
Payable to Fushun shareholder	460	609
Bank lines of credit	448	2,618
Accrued liabilities	12,729	12,098
Notes payable to related parties, current	1,091	191
Income taxes payable	1,230	674
Deferred revenue, current	718	488

Total current liabilities	24,912	23,160

Deferred revenue, non-current	735	514
Deferred tax liabilities, non-current	287	277
Deferred gain on sale of real estate, non-current	5,237	5,794
Other long-term liabilities	1,240	1,487
Notes payable to related parties, non-current	1,169	2,370

Total liabilities	33,580	33,602

COMMITMENTS AND CONTINGENCIES (NOTE 5)

MINORITY INTEREST IN CONSOLIDATED ENTITIES	5,817	5,385

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value, 200,000,000 shares authorized; 59,449,500 and 59,171,980 shares issued and outstanding, respectively	59	59
Additional paid-in capital	62,193	60,957
Accumulated other comprehensive income	6,628	4,135
Accumulated deficit	(21,044)	(18,795)

Total shareholders’ equity	47,836	46,356

Total liabilities, minority interest in consolidated entities and shareholders’ equity	$87,233	$85,343

RAE Systems Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net sales	$28,845	$25,333	$71,361	$63,323
Cost of sales	13,070	12,011	33,640	30,880

Gross profit	15,775	13,322	37,721	32,443

Operating expenses:
Sales and marketing	5,197	6,021	15,998	17,323
Research and development	1,541	1,819	4,822	5,314
General and administrative	7,658	4,326	17,581	13,417
Adjustment to lease abandonment accrual	—	—	—	(595)

Total operating expenses	14,396	12,166	38,401	35,459

Operating income (loss) from continuing operations	1,379	1,156	(680)	(3,016)
Other income (expense):
Interest income	36	26	122	145
Interest expense	(91)	(316)	(292)	(468)
Other, net	(192)	243	(110)	328
Equity in gain (loss) of unconsolidated affiliate	10	40	(26)	(35)

Income (loss) from continuing operations before income taxes and minority interest	1,142	1,149	(986)	(3,046)
Income tax expense	(494)	(270)	(1,159)	(403)

Income (loss) before minority interest	648	879	(2,145)	(3,449)
Minority interest in (income) loss of consolidated subsidiaries	(90)	(4)	(115)	35

Income (loss) from continuing operations	558	875	(2,260)	(3,414)
(Loss) gain from discontinued operations, net of tax	(4)	(3,291)	11	(3,776)

Net income (loss)	$554	$(2,416)	$(2,249)	$(7,190)

Basic net income (loss) per share
Continuing operations	$0.01	$0.01	$(0.04)	$(0.06)
Discontinued operations	—	(0.05)	—	(0.06)

Basic net income (loss) per share	$0.01	$(0.04)	$(0.04)	$(0.12)

Diluted net income (loss) per share
Continuing operations	$0.01	$0.01	$(0.04)	$(0.06)
Discontinued operations	—	(0.05)	—	(0.06)

Diluted net income (loss) per share	$0.01	$(0.04)	$(0.04)	$(0.12)

Weighted-average common shares outstanding-Basic	59,304	58,889	59,162	58,806
Stock options and warrants	456	723	—	—

Weighted-average common shares outstanding-Diluted	59,760	59,612	59,162	58,806

The following table sets forth the components of our Condensed Consolidated Statements of Operations as a percentage of net sales:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net sales	100%	100%	100%	100%
Cost of sales	45%	47%	47%	49%

Gross profit	55%	53%	53%	51%

Operating expenses:
Sales and marketing	18%	24%	22%	27%
Research and development	5%	7%	7%	8%
General and administrative	27%	17%	26%	21%
Adjustment to lease abandonment accrual	0%	0%	0%	-1%

Total operating expenses	50%	48%	55%	55%

Operating income (loss) from continuing operations	5%	5%	-2%	-4%
Other income (expense):
Interest income	0%	0%	0%	0%
Interest expense	0%	-1%	0%	-1%
Other, net	-1%	1%	0%	1%
Equity in gain (loss) of unconsolidated affiliate	0%	0%	0%	0%

Income (loss) from continuing operations before income taxes and minority interest	4%	5%	-2%	-4%
Income tax benefit (expense)	-2%	-1%	-2%	-1%

Income (loss) before minority interest	2%	4%	-4%	-5%
Minority interest in income (loss) of consolidated subsidiaries	0%	0%	0%	0%

Income (loss) from continuing operations	2%	4%	-4%	-5%
Loss from discontinued operations, net of tax	0%	-13%	0%	-6%

Net income (loss)	2%	-9%	-4%	-11%